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                                                                    EXHIBIT 99.8

                          CONSENT OF PROPOSED DIRECTOR

    I hereby consent to being named in this Registration Statement on Form S-4 as a proposed director of Trans World Entertainment Corporation (the "Company") and have agreed to serve as a director of the Company if elected.

March 19, 1999

                                          /s/ George R. Zoffinger